Exhibit 99.3

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

On September 17, 2003, Lionbridge Technologies, Inc. (the “Company” or “Lionbridge”) completed its acquisition of all of the capital stock of Mentorix Technologies, Inc., a California corporation (“Mentorix”). The transaction was accounted for using the purchase method of accounting. Total purchase consideration was $28.5 million, consisting of a cash payment of $28.1 million made at closing ($21.5 million, net of cash acquired with the business) and an additional $392,000 of direct acquisition costs, primarily consisting of fees to legal counsel and expenses incurred for an independent fairness opinion. The unaudited pro forma combined condensed financial statements reflect these direct acquisition costs.

The unaudited pro forma combined condensed financial information should be read in conjunction with the historical financial statements and the related notes thereto of Lionbridge which are presented in the Annual Report on Form 10-K for the year ended December 31, 2002, filed on March 31, 2003 (File No. 000-26933) and Mentorix which are presented as an exhibit to this From 8-K/A. The unaudited pro forma combined condensed statements of operations combine Lionbridge’s operating results for the nine months and year ended September 30, 2003 and December 31, 2002, respectively, with the operating results of Mentorix for the same periods. The unaudited pro forma combined condensed statements of operations give effect to the acquisition as if it had occurred on January 1, 2003 and 2002, respectively, and include all material pro forma adjustments necessary for this purpose.

The unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results that would have been achieved if the acquisition had been consummated as of the beginning of the periods presented, nor are they necessarily indicative of the future operating results of the combined company.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003

(Amounts in thousands, except per share amounts)

	Lionbridge	Mentorix	Pro Forma Adjustments		Pro Forma Combined
Revenue	$104,822	$11,240			$116,062
Cost of revenue	63,407	5,932	127	(3)	69,466

Gross profit	41,415	5,308			46,596

Operating expenses:
Sales and marketing	9,500	—	421	(1)	9,921
General and administrative	21,978	1,218	(421	)(1)	22,775
Research and development	498	—			498
Depreciation and amortization	2,422	419			2,841
Amortization of acquisition-related intangible assets	346	—	28	(4)	374
Merger, restructuring and other charges	379	—			379
Stock-based compensation	295	6			301

Total operating expenses	35,418	1,643			37,089

Income from operations	5,997	3,665			9,507
Interest expense:
Interest on outstanding debt	1,882	—			1,882
Accretion of discount on debt	356	—			356
Accelerated recognition of discount and deferred financing charges on early repayment of debt	2,139	—			2,139
Interest income	(26)	—	(21	)(1)	(47)
Other (income) expense, net	226	(268)	21	(1)	(21)

Income before income taxes	1,420	3,933			5,198
Provision for income taxes	22	39			61

Net income	$1,398	$3,894			$5,137

Net income per share of common stock:
Basic	$0.04				$0.15
Diluted	$0.04				$0.14
Weighted average number of common shares outstanding:
Basic	34,433				34,433
Diluted	37,573				37,573

See accompanying notes to unaudited pro forma combined condensed financial statements.

NOTES TO UNAUDITED PRO FORMA

COMBINED CONDENSED FINANCIAL STATEMENTS

(1)	Certain reclassifications have been made to the Mentorix statement of operations classify certain expenses on a basis consistent with the Lionbridge presentation.

(2)	There were no financial transactions between Lionbridge and Mentorix during the period presented.

(3)	Accounting adjustments were made to reflect the acquisition of Mentorix as if it had occurred as of January 1, 2003, to reflect the post-acquisition recognition of the fair value of obligations and benefits associated with acquired projects and contracts of $127,000.

(4)	Accounting adjustments were made to reflect the acquisition of Mentorix as if it had occurred as of January 1, 2003, to reflect the amortization of $28,000 on $110,000 of acquired internally-developed software.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2002

(Amounts in thousands, except per share amounts)

	Lionbridge	Mentorix	Pro Forma Adjustments		Pro Forma Combined
Revenue	$118,319	$6,945			$125,264
Cost of revenue	71,272	3,595	127	(3)	74,994

Gross profit	47,047	3,350			50,270

Operating expenses:
Sales and marketing	11,600	—	202		11,802
General and administrative	29,399	1,381	(202)		30,578
Research and development	1,194	173			1,194
Impairment of assets	39	—			39
Depreciation and amortization	3,024	—			3,197
Amortization of acquisition-related intangible assets	528	—	37	(4)	565
Stock-based compensation	851	—			851

Total operating expenses	46,596	1,593			48,226

Income from operations	451	1,757			2,044
Interest expense:
Interest on outstanding debt	3,189	—			3,189
Accretion of discount on debt	610	—			610
Interest income	(35)	—	(13	)(1)	(48)
Other (income) expense, net	1,534	(293)	13	(1)	1,254

Net income (loss) before income taxes	(4,847)	2,050			(2,961)
Provision for (benefit from) income taxes	(62)	(11)			(73)

Net income (loss) attributable to common stockholders	$(4,785)	$2,061			$(2,888)

Basic and diluted net loss per share of common stock	$(0.15)				$(0.09)

Weighted average number of basic and diluted common shares outstanding	31,632				31,632

See accompanying notes to unaudited pro forma combined condensed financial statements.

NOTES TO UNAUDITED PRO FORMA

COMBINED CONDENSED FINANCIAL STATEMENTS

(1)	Certain reclassifications have been made to the Mentorix statement of operations to classify certain expenses on a basis consistent with the Lionbridge presentation.

(2)	There were no financial transactions between Lionbridge and Mentorix during the period presented.

(3)	Accounting adjustments were made to reflect the acquisition of Mentorix as if it had occurred as of January 1, 2002, to reflect the post-acquisition recognition of the fair value of obligations and benefits associated with acquired projects and contracts of $127,000.

(4)	Accounting adjustments were made to reflect the acquisition of Mentorix as if it had occurred as of January 1, 2002, to reflect the amortization of $37,000 on $110,000 of acquired internally-developed software.

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